UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

GENERAL MARITIME CORPORATION

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2011, General Maritime Corporation, a Marshall Islands company (the “Company”), entered into separate Open Market Sale Agreements (together, the “Sale Agreements”) with each of Jefferies & Company, Inc. (“Jefferies”) and Dahlman Rose & Company, LLC (“Dahlman” and, together with Jefferies, the “Sales Agents”) pursuant to which the Company may sell shares of its common stock, par value $0.01 per share (the “Securities”), for aggregate sales proceeds of up to $50.0 million.

The sales, if any, of the Securities under the Sale Agreements will be made in “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.  The Company may also sell shares of its common stock to either Sales Agent, in each case as principal for its own account, at a price agreed upon at such time.  The Sale Agreements provide that each Sales Agent will be entitled to compensation equal to 2.5% of the gross sales price of the Securities sold pursuant to the Sale Agreement to which such Sales Agent is a party, provided that the compensation will equal 2.0% of the gross sales price of the Securities sold to certain purchasers specified in the applicable Sale Agreement.  Each Sales Agent will use its commercially reasonable efforts consistent with normal sales and trading practices to place all of the Securities requested to be sold by the Company.  The Company has no obligation to sell any of the Securities under the Sale Agreements and either the Company or either Sales Agent may at any time suspend or terminate solicitation and offers under the applicable Sale Agreement to which such Sales Agent is a party.

The Securities will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-157215), which was declared effective by the Securities and Exchange Commission on April 9, 2009, as supplemented by the Company's prospectus supplement, dated June 9, 2011, filed in connection with the offer and sale of the Securities.  Prospective investors should read the prospectus supplement, the prospectus and all documents incorporated therein.  The Sale Agreements are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

In connection with the offering by the Company of the Securities, as described in Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed with this Current Report on Form 8-K: (1) the opinion of Reeder & Simpson P.C. as to the legality of the Securities being sold by the Company; (2) the opinion of Reeder & Simpson P.C. as to certain tax matters; and (3) the opinion of Kramer Levin Naftalis & Frankel LLP as to certain tax matters.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Open Market Sale Agreement dated June 9, 2011 by and between the Company and Jefferies & Company, Inc.

1.2	Open Market Sale Agreement dated June 9, 2011 by and between the Company and Dahlman Rose & Company, LLC.

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for the Company, as to the legality of the shares of Common Stock being sold by the Company.

8.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for the Company, as to certain tax matters.

8.2	Opinion of Kramer Levin Naftalis & Frankel LLP, United States tax counsel for the Company, as to certain tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)
	By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Executive Vice President, Chief Financial Officer

Date: June 9, 2011

EXHIBIT INDEX

Exhibit No.	Description

1.1	Open Market Sale Agreement dated June 9, 2011 by and between the Company and Jefferies & Company, Inc.

1.2	Open Market Sale Agreement dated June 9, 2011 by and between the Company and Dahlman Rose & Company, LLC.

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for the Company, as to the legality of the shares of Common Stock being sold by the Company.

8.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for the Company, as to certain tax matters.

8.2	Opinion of Kramer Levin Naftalis & Frankel LLP, United States tax counsel for the Company, as to certain tax matters.